Exhibit 4.6
TRIDENT RESOURCES CORP.
-and-
THE STOCKHOLDERS OF TRIDENT RESOURCES CORP. THAT ARE
SIGNATORIES HERETO
-and-
THE SHAREHOLDERS OF TRIDENT EXPLORATION CORP.
(OTHER THAN TRIDENT RESOURCES CORP. AND ITS SUBSIDIARIES)
THAT ARE SIGNATORIES HERETO

THIRD AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

January 5, 2006

REGISTRATION RIGHTS AGREEMENT
THIS AGREEMENT is made as of the ____ day of January, 2006.
BY AND AMONG: TRIDENT RESOURCES CORP., a corporation incorporated under the laws of Delaware (“TRC”) and EACH STOCKHOLDER OF TRC WHO FROM TIME TO TIME EXECUTES THIS AGREEMENT and THE SHAREHOLDERS OF TEC (OTHER THAN TRC AND ITS SUBSIDIARIES) THAT ARE SIGNATORIES HERETO
BACKGROUND:
          A. TRC is incorporated under the laws of Delaware.
          B. TRC, its existing stockholders, and certain shareholders of Trident Exploration Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia, are parties to a certain Second Amended and Restated Registration Rights Agreement dated March 29, 2005 (the “Existing Agreement”).
          C. TRC is carrying out a private placement of TRC Common Stock, in respect of which common stock of TRC will be issued. In connection with such private placement, TRC and the other parties to the Existing Agreement, together with the purchasers in such private placement, are entering into this Third Amended and Restated Registration Rights Agreement (this “Agreement”) to add such purchasers as parties to the Existing Agreement and to extend certain other rights to such purchasers and current holders of TRC Common Stock to enable them to sell shares of TRC Common Stock in a public market in the United States or Canada in compliance with applicable laws, all as hereinafter set forth.
          D. In addition, TRC plans to issue additional shares of TRC Common Stock pursuant to the exercise of “keep up” rights as provided in Article 10 of the Stockholder Agreement.
          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as set forth below.
ARTICLE I
DEFINITIONS
          1.1 Definitions. In this Agreement:
          “Affiliate” means with respect to any Person, (a) any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, such Person; and (b) any other Person for which that Person or its general partner or any Person or entity serving in a similar capacity (other than investment advisor), or any of their respective Affiliates, serves as general partner or in a similar capacity, and all mutual funds, hedge funds, or other pooled investment vehicles or entities under the control or management of such other Person or the general partner or investment adviser thereof or any Person serving in a similar capacity, or any Affiliate of any of them, or any Affiliates of any of the foregoing.
          “Business Day” means a day other than a Saturday, Sunday or a statutory holiday in the City of Calgary, Alberta or a federally recognized holiday in the United States.
          “Control” means:
          (i) in relation to a body corporate, control of the body corporate, and for the purposes of this Agreement, a Person or Persons acting in concert control a body corporate and a body corporate is controlled by a Person or Persons acting in concert if securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that Person or Persons acting in concert and such securities are sufficient to elect a majority of the directors of the body corporate, and
          (ii) in relation to an entity other than a body corporate, the possession, directly or indirectly, of the power to direct the management and policies of such entity, whether through ownership of voting securities, by contract, by being the sole or controlling general partner of a limited partnership or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
          “Effectively Outstanding Common Equity” means at any time the sum of the number of shares of TRC Common Stock and Series A Preferred Stock then outstanding plus the number of Third Party TEC Common Shares, then outstanding, provided that:
          (i) shares of TRC Common Stock, Series A Preferred Stock or TEC Common Shares issuable upon the exercise of options, warrants, securities convertible into such capital stock and other rights to acquire such capital stock shall not constitute outstanding shares of TRC Common Stock, Series A Preferred Stock or outstanding TEC Common Shares for purposes of calculating the foregoing until they are issued; and
          (ii) if, at any time, the number of outstanding TEC Common Shares effectively owned by TRC is greater or less than the number of outstanding shares of TRC Common Stock and Series A Preferred Stock (whether as a result of a stock split, consolidation or similar event or any other reason), then, for purposes of computing the Effectively Outstanding Common Equity at that time:

          (A) the number of shares of TRC Common Stock and Series A Preferred Stock then outstanding shall be deemed to be the number of shares of TRC Common Stock and Series A Preferred Stock actually outstanding multiplied by the Adjustment Factor;
          (B) the number of shares of TRC Common Stock and Series A Preferred Stock held by a Person shall be deemed to be equal to the number of outstanding shares of TRC Common Stock and Series A Preferred Stock actually held by that Person at the time multiplied by the Adjustment Factor;
          (C) the Adjustment Factor will be the number of outstanding TEC Common Shares effectively owned by TRC at the time divided by the actual number of shares of TRC Common Stock and Series A Preferred Stock then outstanding. (not counting shares of TRC Common Stock and Series A Preferred Stock of which the proceeds of issuance were used other than to fund a subscription for TEC Common Shares by TRC or an Entity Controlled by TRC);
          (D) the number of outstanding TEC Common Shares effectively owned by TRC at any time is the sum of:
     (1) the number of TEC Common Shares then owned by TRC; plus
     (2) for each entity which TRC Controls, the number of TEC Common Shares then owned by such entity multiplied by the percentage of the common equity of such entity then owned by TRC.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.
          “Exchange Rights Agreement” means the exchange rights agreement dated December 4, 2003 among TRC, TEC, the TRC Holders and the holders of Third Party TEC Common Shares, as amended, supplemented, or restated from time to time.
          “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of TRC’s subsequent public filings under the Exchange Act.
          “General Piggyback Registration” has the meaning attributed to it in Section 2.2.
          “Party” means a party to this Agreement.
          “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.
          “Qualified Public Offering” means a public offering of TRC’s Common Stock pursuant to a registration statement in compliance with the Securities Act, with gross proceeds to TRC of at least US $50 million.
          “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
          “Registrable Securities” means shares of TRC Common Stock held by a Stockholder from time to time, including those issued by TRC pursuant to the Exchange Rights Agreement, or issuable in respect of any Unit held by such Stockholder from time to time (whether such shares are issuable as dividends on the share of Series A Preferred Stock associated with such Unit or upon exercise of the warrant associated with such Unit). The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of TRC Common Stock outstanding which are, and the number of shares of TRC Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.
          “Shelf Registration Rights Agreement” means the Registration Rights Agreement, dated as of January [ ], 2006, among TRC and the Stockholders party thereto.
          “Stockholder” means a TEC Shareholder or a TRC Holder party to this Agreement.
          “Stockholder Agreement” means the Amended and Restated Stockholder Agreement dated August 25, 2004 among TRC, TEC, all TRC Holders and Third Party TEC Common Shareholders, as amended, restated or supplemented from time to time, until said Amended and Restated Stockholder Agreement as so amended, restated or supplemented is superseded by the Second Amended and Restated Stockholder Agreement dated March 11, 2005 among TRC, TEC, all TRC Holders and Third Party TEC Common Shareholders, as amended, restated or supplemented from time to time, and thereafter said Second Amended and Restated Stockholder Agreement as so amended, restated or supplemented.
          “Stockholder Demand Registration” has the meaning attributed to it in Section 2.1(b).

          “Stockholder Piggyback Registration” has the meaning attributed to it in Section 2.3.
          “TEC” means Trident Exploration Corp., an unlimited liability company existing under the laws of the Province of Nova Scotia.
          “TEC Common Shares” means Class A Common Shares in the capital of TEC.
          “TEC Shareholders” means holders of TEC Common Shares and “TEC Shareholder” means any one of them.
          “Third Party TEC Common Shares” means the outstanding TEC Common Shares that are held from time to time by any person other than (a) TRC; (b) Aurora Energy, LLC, NexGen Energy Canada, Inc., Trident CBM Corp. or NRL Energy Investments Ltd.; or (c) any entity Controlled by TRC.
          “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, hypothecate, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing.
          “TRC” means Trident Resources Corp., a corporation incorporated pursuant to the laws of the State of Delaware.
          “TRC Common Stock” means the common stock of TRC.
          “TRC Holder” means any Person that holds any shares of TRC Common Stock or any Units.
          “TRC Loan” means an advance, as debt, by TRC to TEC or any other subsidiary of TRC of the proceeds of any issuance of TRC Common Stock.
          “TRC Warrants” means the warrants issued by TRC as part of the Units.
          “Trust” means The McNeil Family Irrevocable GST Trust.
          “Unit” means one share of Series A Cumulative Preferred Stock of TRC and a warrant exercisable for one share of TRC Common Stock, which share and warrant were sold as a unit pursuant to the private placement the initial closing of which was March 11, 2005, or pursuant to the exercise of “keep up” rights under Article 10 of the Stockholder Agreement.
          “Violation” has the meaning attributed to it in Section 2.9.

          1.2 References and Headings. The references “hereunder,” “herein” and “hereof” refer to the provisions of this Agreement and references to Articles, Sections and Subsections herein refer to articles, sections or subsections of this Agreement. Any reference to time shall refer to Calgary time. The headings of the Articles, Sections, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.
          1.3 Statutory References. Any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing the statute so referred to or the regulations made pursuant thereto.
          1.4 Conflicts. If there is any conflict or inconsistency between a provision of the body of this Agreement and that of any document delivered pursuant to this Agreement, including the Shelf Registration Rights Agreement, the provision of the body of this Agreement shall prevail.
          1.5 Computation of Time Periods. Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day.
ARTICLE II
REGISTRATION RIGHTS
          2.1 Stockholder Demand Registration.
          (a) (i) If TRC shall receive at any time on or after the 181st day after the effective date of the first registration statement for a public offering of securities of TRC (other than a registration statement relating either to the sale of securities to employees of TRC or TEC pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), a written request from a Stockholder that TRC file a registration statement under the Securities Act, which demand specifies the number of Registrable Securities of such Stockholder that such Stockholder requests to be registered, then TRC shall, provided that it is reasonably anticipated such Registrable Securities requested to be registered have an aggregate market value of at least US $5,000,000, use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Stockholder requests to be registered.
          (b) The expenses of such registration shall be borne by TRC, excluding underwriters’ fees or commissions on such Registrable Securities, which fees and commissions shall be paid by the Stockholder. TRC shall have the right to select the investment banker(s) and manager(s) to administer the offering of such Registrable Securities, subject to the approval of such Stockholder, which approval shall not be unreasonably withheld. A completed sale pursuant to a registration of Registrable Securities pursuant to this Section 2.1 shall be referred to as a “Stockholder Demand Registration” for such Stockholder.
          (c) TRC shall not be obligated to effect more than one Stockholder Demand Registration for each Stockholder (together, with its Affiliates). If a request for a Stockholder Demand Registration is made by a Stockholder pursuant to this Section 2.1 and such Stockholder subsequently withdraws such demand after TRC has incurred expenses of more than US $20,000 in complying with such request, such aborted registration attempt shall count as such Stockholder’s Demand Registration.
          (d) TRC may postpone, for up to 90 days, the filing or effectiveness of a Stockholder Demand Registration if TRC reasonably believes that such Stockholder Demand Registration would have an adverse effect on any proposal or plan by TRC to engage in any acquisition of assets or any merger, consolidation, take-over bid or similar transaction. If the filing of a registration statement respecting a Stockholder Demand Registration would require the disclosure of material information which TRC has a bona fide business purpose for preserving as confidential, TRC shall not be required to effect the Stockholder Demand Registration until the earlier of: (i) the date upon which such material information is disclosed to the public or ceases to be material; or (ii) 90 days after TRC makes such good faith determination. If TRC has been advised by an independent investment dealer that a Stockholder Demand Registration, at the time and on the terms requested, would adversely affect any proposed financing by TRC, TRC shall not be required to effect a Stockholder Demand Registration until the later of: (i) 45 days after completion or abandonment of such financing; and (ii) termination of any “blackout” required by the underwriters or agents in connection with such financing. Notwithstanding the foregoing, TRC may postpone the filing or effectiveness of a registration statement pursuant to this Section 2.1(d) for no more than an aggregate of 90 days in any 365-day period.
          2.2 General Piggyback Registration. Whenever a Stockholder makes a request for a Stockholder Demand Registration, TRC will give prompt written notice to all other Stockholders of its intention to effect a registration in accordance with such request, and will use commercially reasonable efforts, subject to the limitations herein, to include in such registration all Registrable Securities held by any other Stockholders in respect of which TRC has received a written request for inclusion therein from any such other Stockholders within 15 days after such other Stockholders are in receipt of TRC’s notice (a “General Piggyback Registration”). The expenses pursuant to the General Piggyback Registration shall be borne by TRC, excluding underwriters’ fees or commissions on Registrable Securities held by the Stockholder and those held by the other Stockholders, which shall be paid pro rata by the Stockholder and such other Stockholders.

          2.3 Stockholder Piggyback Registration. In the event TRC proposes to register any TRC Common Stock (other than pursuant to a Stockholder Demand Registration or a General Piggyback Registration or pursuant to Section 2.5(b)), it shall give as much prior written notice thereof as is reasonably possible to each Stockholder containing details of the proposed registration and subject to the limitations herein shall use all commercially reasonable efforts to include Registrable Securities owned by such Stockholder in the registration to the extent requested by such Stockholder (each a “Stockholder Piggyback Registration”). The expenses of such registration shall be borne by TRC, excluding underwriters’ fees or commissions payable on Registrable Securities owned by such Stockholder which shall be paid by such Stockholder and excluding underwriters’ fees or commissions payable on Registrable Securities issued by TRC which will be paid by TRC.
          2.4 Priority of Registration Rights.
          (a) If in the process of effecting a General Piggyback Registration the managing underwriters or agents advise TRC in writing that in their opinion the number of securities requested to be included in such distribution exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to holders of the Registrable Securities TRC will include in such distribution the Registrable Securities requested by all Stockholders to be included in such distribution on a pro rata basis (based upon each Stockholder’s relative holdings of Registrable Securities to each other).
          (b) If in the process, of effecting a Stockholder Piggyback Registration and the managing underwriters or agents advise TRC in writing that in their opinion the number of Registrable Securities requested to be included in such distribution exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to TRC, TRC will include in such distribution: (i) first, the Registrable Securities TRC proposes to sell; and (ii) second, the Registrable Securities held by all other Stockholders that have requested participation pursuant to registration rights granted to them, and requested to be included in such distribution on a pro rata basis (based upon each Stockholder’s relative holdings of Registrable Securities to each other).
          (c) If a Stockholder making the initial request for registration pursuant to a Stockholder Demand Registration is unable, as the result of cutbacks by the managing underwriters or agents of TRC for the relevant offering and the effect of the allocations under 2.4(a) above, to include in such registration more than 25% of the shares initially requested to be registered, then, for purposes of Section 2.1(c) above (but not Section 2.1(d) above), such Stockholder shall not be deemed to have made such initial request.
          2.5 Obligations of TRC.
          (a) Whenever required under this Agreement to effect the registration of any Registrable Securities, TRC shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective (a) for up to 120 days, or until the distribution described in such registration statement is completed, if earlier, or (b) in the case of a registration statement filed pursuant to Section 2.5(b)(ii), for a period extending until one year after the date of issuance of the shares of TRC Common Stock received in respect of the Units in connection with a Qualified Public Offering or, if earlier, until TRC complies with clause (i) of Section 2.5(b). Except as provided in Section 2.5(b), TRC shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (a) for up to 120 days, or until the distribution described in such registration statement is completed, if earlier, or (b) in the case of a registration statement filed pursuant to Section 2.5(b)(ii), for a period extending until one year after the date of issuance of the shares TRC Common Stock received in respect of the Units in connection with a Qualified Public Offering or, if earlier, until TRC complies with clause (i) of Section 2.5(b).
               (iii) Furnish to the participating Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, provided that TRC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (vi) Notify each participating Stockholder at any time when a prospectus relating to the applicable registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue (a) for up to 120 days, or until the distribution described in such registration statement is completed, if earlier, or (b) in the case of a registration statement filed pursuant to Section 2.5(b)(ii), for a period extending until one year after the date of issuance of the shares TRC Common Stock received in respect of the Units in connection with a Qualified Public Offering or, if earlier, until TRC complies with clause (i) of Section 2.5(b).
               (vii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by TRC are then listed.
               (viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (ix) Use its best efforts to furnish, at the request of any Stockholder requesting registration of Registrable Securities pursuant to Section 2.1 of this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing TRC for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of TRC, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
          (b) On or prior to the 181st day following the effective date of the registration statement of TRC filed under the Securities Act in connection with a Qualified Public Offering, TRC shall at its own expense use reasonable best efforts to do one or more of the following:
               (i) Furnish each holder of shares of TRC Common Stock issued as a result of the exercise of a warrant associated with any Unit either (A) a no-action letter from the staff of the Securities and Exchange Commission or (B) an opinion of outside U.S. legal counsel to TRC, in either case providing that each such Person may, pursuant to Rule 144 promulgated under the Securities Act, “tack” its holding period for shares of TRC Common Stock received in respect of such holder’s Unit(s) to its holding period for such Unit(s) for purposes of calculating the holding period required by Rule 144; or
               (ii) Pursuant to the Securities Act, file and have declared effective a shelf registration statement pursuant to Rule 415 under the Securities Act covering the shares of TRC Common Stock received in respect of the Units and, subject to the provisions of Section 2.5(c), maintain the effectiveness of such registration statement until the one-year anniversary of the issuance of such shares of Common Stock; or
               (iii) otherwise take such steps, within the control of TRC, as may be required to allow such shares of TRC Common Stock to be sold into a public market without legends restricting free transfer and in compliance with applicable law.
          (c) TRC may terminate, for up to 90 days, the effectiveness of a registration statement filed pursuant to Section 2.5(b)(ii) if TRC reasonably believes that such registration would have an adverse effect on any proposal or plan by TRC to engage in any acquisition of assets or any merger, consolidation, take-over bid or other material action or transaction. If the continued effectiveness of such registration statement would require the disclosure of material information which TRC has a bona fide business purpose for preserving as confidential, TRC may suspend the effectiveness of such registration statement until the earlier of: (i) the date upon which such material information is disclosed to the public or ceases to be material; or (ii) 90 days after such suspension. Notwithstanding the foregoing, TRC may terminate the effectiveness of a registration statement pursuant to this Section 2.5(c) for no more than an aggregate of 90 days in any 365 day period.
          (d) The expenses of registration under Section 2.5(b)(ii) shall be borne by TRC, excluding underwriters’ fees or commissions on such Registrable Securities, which fees and commissions shall be paid by the Stockholder.
          2.6 Furnish Information. It shall be a condition precedent to the obligations of TRC to take any action pursuant to this Agreement with respect to the registration of any Registrable Securities of any Stockholder that such Stockholder shall furnish to TRC such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Stockholder’s Registrable Securities.
          2.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of Registrable Securities, TRC shall not be required under this Agreement to include any Stockholder’s Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between TRC and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by TRC.
          2.8 Delay of Registration. No Stockholder shall have any right by virtue of this Agreement to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
          2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, TRC will indemnify and hold harmless each Stockholder, and each such Stockholder’s officers, directors, managers, members, employees, partners, consultants and agents, any underwriter (as defined in the Securities Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by TRC of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and TRC will pay to each such Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of TRC (which consent shall not be unreasonably withheld), nor shall TRC be liable to any Stockholder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder, underwriter or controlling person.
          (b) To the extent permitted by law, each selling Stockholder will indemnify and hold harmless TRC, each of its directors, each of its officers who has signed the registration’ statement, each person, if any, who controls TRC within the meaning of the Securities Act, any underwriter, any other Stockholder selling securities in such registration statement and any controlling person of any such underwriter or other Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering (or from a sale under a registration statement filed by TRC pursuant to Section 2.5(b)(ii)) received by such Stockholder, except in the case of willful fraud by such Stockholder.
          (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Stockholder under this Subsection 2.9(d) exceed the net proceeds from the offering (or from a sale under a registration statement filed by TRC pursuant to Section 2.5(b)(ii)) received by such Stockholder, except in the case of willful fraud by such Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          (f) The obligations of TRC and Stockholders under this Section  2.9 shall survive the completion of any offering (or from a sale under a registration statement filed by TRC pursuant to Section 2.5(b)(ii)) of Registrable Securities in a registration statement under this Agreement, and otherwise.
          2.10 Reports Under the Exchange Act. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of TRC to the public without registration or pursuant to a registration on Form S-3, TRC agrees to:
          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by TRC for the offering of its securities to the general public so long as TRC remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
          (b) take such action, including the voluntary registration of its TRC Common Stock under Section 12 of the Exchange Act, as is necessary to enable the TRC Holder to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by TRC for the offering of its securities to the general public is declared effective;
          (c) file with the SEC in a timely manner all reports and other documents required of TRC under the Securities Act and the Exchange Act; and
          (d) furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by TRC that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by TRC), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of TRC and such other reports and documents so filed by TRC, and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          2.11 Assignment of Registration Rights. The rights to cause TRC to register Registrable Securities pursuant to this Agreement may be assigned by a Stockholder to a transferee or assignee of TRC Common Stock or Third Party TEC

Common Shares or Units held by such Stockholder so long as such transfer or assignment of capital stock complies with the provisions regarding the transfer of TRC Common Stock and TEC Common Shares and Units contained in the Stockholder Agreement; provided, however, (i) the transferor shall furnish to TRC written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement.
          2.12 Lock-Up Agreement. Each Stockholder agrees, solely in connection with TRC’s initial public offering, that such Stockholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of TRC Common Stock or other security of TRC (or any TEC Common Shares or other security of TEC) held by such Stockholder (other than those included in the registration or purchased on the open market) for a period specified by the representative of the underwriters of TRC Common Stock (or other securities of TRC) not to exceed one hundred eighty (180) days following the effective date of the registration statement of TRC filed under the Securities Act; provided that all officers and directors of TRC and TEC and each holder that beneficially owns at least one percent (1%) of the Effectively Outstanding Common Equity enter into similar agreements.
          Each Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by TRC or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by TRC or the representative of the underwriters of TRC Common Stock (or other securities of TRC), each Stockholder shall provide, within ten (10) days of such request, such information as may be required by TRC or such representative in connection with the completion of any public offering of TRC’s securities pursuant to a registration statement filed under the Securities Act. TRC may impose stop-transfer instructions with respect to the shares of TRC Common Stock (or other securities of TRC) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.
          2.13 Termination of Registration Rights. No Stockholder shall be entitled to exercise any registration right provided for in Section 2.1 of this Agreement after such time as Rule 144(k) under the Securities Act is available for the sale of all of such Stockholder’s shares without registration; provided, that Section 2.5(b)(ii) shall be applicable in accordance with its terms unless TRC complies with Section 2.5(b)(i) prior to the termination of the one year period referred to in Section 2.5(b)(ii) and provided further that such Stockholder’s registration rights shall be reactivated during any period of time that the Rule 144(k) exemption ceases to be available to such Stockholder due to a failure by TRC to comply with the reporting requirements of the Exchange Act or otherwise.
          2.14 Clarification of Registration Rights. The parties hereto agree that none of the rights contained in this Article 2 shall be construed as an obligation of TRC to register any of the TEC Common Shares.

ARTICLE III
NEW STOCKHOLDERS
          3.1 Party to Agreement. Any transferee of TRC Common Stock or Units and any Person who is issued TRC Common Stock by TRC may become a party to this Agreement by executing and delivering to TRC a written agreement in the form attached hereto as Schedule “B”.
ARTICLE IV
GENERAL PROVISIONS
          4.1 Limitation of Trustee Liability. Notwithstanding anything in this Agreement to the contrary, Wyoming Bank & Trust and Lynn P. Hendrix are executing this Agreement solely as trustees of the Trust, and shall have no liability or obligation in their individual capacities or in the capacities other than as trustees of the Trust. Only those assets and property held by Wyoming Bank & Trust and Lynn P. Hendrix as trustees of the Trust under and pursuant to the agreement creating the Trust shall be bound by the terms of this Agreement, and this Agreement shall have no effect on any assets or property owned by the Wyoming Bank & Trust or by Lynn P. Hendrix in their individual capacities or in any capacities other than as trustees of the Trust. By executing this Agreement, Wyoming Bank & Trust and Lynn P. Hendrix represent that they are the sole trustees of the Trust and that they are authorized under the Trust’s governing documents to execute this Agreement on behalf of and in their capacity as trustees of the Trust.
          4.2 Waiver, Amendment.
          (a) Subject to Section 4.2(b), any waiver or amendment to any provision of this Agreement shall bind all of the parties, if such waiver or amendment is agreed to in writing by TRC and by Stockholders holding at least 95% of the Effectively Outstanding Common Equity held by all Stockholders at such time.
          (b) Notwithstanding Section 4.2(a), this Agreement may be amended at any time, with the consent of TRC, to add additional stockholders of TRC.
          4.3 Notices. All notices, offers, requests and other communications to a Party provided for hereunder shall be in writing, shall be personally delivered, express couriered or sent via facsimile transmission and shall, unless otherwise expressly provided herein, be effective (a) if received during normal business hours, when received, or (b) if received after normal business hours or on a day that is not a Business Day, on the next Business Day, in each case at the address or facsimile number specified for the Party in Schedule “A” hereto. A Party may change its address or facsimile number for delivery by notice to the other Parties in the manner set forth herein, and such changed address or facsimile number for notices, offers, requests and other communications provided for hereunder, shall be effective for all purposes of this Agreement.
          4.4 Time of Essence. Time is of the essence of this Agreement.

          4.5 Gender and Number. In this Agreement, unless the context otherwise required, words indicating the singular include the plural and vice versa and words indicating gender include all genders.
          4.6 Further Assurances. Each Stockholder will use reasonable efforts to take all steps, execute all documents and do all acts and things as may be reasonably within that Stockholder’s power to implement to their full extent the provisions of this Agreement and to cause TRC to act in the manner contemplated by this Agreement.
          4.7 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision.
          4.8 Entire Agreement; Termination of Prior Agreements. This Agreement, the Exchange Rights Agreement and the Stockholders Agreement constitute the entire agreement between the Parties pertaining to agreements among the stockholders of TRC and the shareholders of TEC. In addition, certain of the Parties are party to the Shelf Registration Rights Agreement and certain of the Parties have executed subscription agreements in connection with their purchase of TRC Common Stock in the private placement referred to in clause C of the recitals hereto. There are no warranties, representations or agreements between the Parties in connection with that subject matter except as specifically set forth or referred to in this Agreement, the Exchange Rights Agreement, the Stockholder Agreement, the Shelf Registration Rights Agreement and any applicable subscription agreement between TRC and any Party. No reliance is placed on any representation, opinion, advice or assertion of fact made by any Party to this Agreement, or its directors, officers and agents, to any other Party to this Agreement or its directors, officers and agents, except to the extent that it has been reduced to writing and included as a term referred to in this Agreement. When executed and delivered by all parties hereto, this Agreement completely supersedes the Existing Agreement, which shall be of no further force or effect.
          4.9 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of New York.
          4.10 Counterparts. This Agreement may be signed in counterparts and each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument. A counterpart will include any written document (including facsimile) in which a Person agrees to be bound by the terms of this Agreement.
          4.11 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by TRC and their successors and assigns, and each Stockholder and their respective successors and permitted assigns (and heirs, executors and administrators in the case of individual Stockholders), so long as they beneficially own TRC Common Stock or TEC Common Shares.

          4.12 Independent Advice. Each Stockholder acknowledges having been provided with an opportunity to consider this Agreement and to seek independent legal advice with respect to it.
[intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

TRIDENT RESOURCES CORP.		AURORA ENERGY PARTNERS, L.P., by its General Partner, White Hat Ventures, LLC

Per: Name:	/s/ Paul O’Donoghue Paul K. O’Donoghue	Per: Name:	/s/ Jon Baker Jon Baker
Title:	Secretary & Treasurer	Title:	Manager

TRIDENT EXPLORATION LIMITED PARTNERSHIP, by its General Partner, 981443 ALBERTA LTD		TRIDENT EXPLORATION (2003) LIMITED PARTNERSHIP I, by its General Partner, 981443 ALBERTA LTD.

Per: Name:	/s/ Paul O’Donoghue Paul K. O’Donoghue	Per: Name:	/s/ Paul O’Donoghue Paul K. O’Donoghue
Title:	Secretary & Treasurer	Title:	Secretary & Treasurer

TRIDENT EXPLORATION (2005) LIMITED PARTNERSHIP I, by its General Partner, 981443 ALBERTA LTD.		TRIDENT EXPLORATION (2005) LIMITED PARTNERSHIP II, by its General Partner, 981443 ALBERTA LTD.

By: Name:	/s/ Paul O’Donoghue Paul K. O’Donoghue	By: Name:	/s/ Paul O’Donoghue Paul K. O’Donoghue
Title:	Secretary & Treasurer	Title:	Secretary & Treasurer
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

THE CHARLES S. MCNEIL FAMILY TRUST, an Alaska resident trust		THE MCNEIL FAMILY IRREVOCABLE GST TRUST

By:	/s/ Charles S. McNeil	By:
Name:	Charles S. McNeil	Name:	Lynn P. Hendrix
Title:	Investment Trustee	Title:	Trustee

		By:	Wyoming Bank & Trust, Trustee

Name:
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

THE CHARLES S. MCNEIL FAMILY TRUST, an Alaska resident trust		THE MCNEIL FAMILY IRREVOCABLE GST TRUST

By:		By:	/s/ Lynn P. Hendrix
Name:	Charles S. McNeil	Name:	Lynn P. Hendrix
Title:	Investment Trustee	Title:	Trustee

		By:	Wyoming Bank & Trust, Trustee

/s/ Michael E. Bohl

		Name:	Michael E. Bohl
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

BTR GLOBAL ARBITRAGE TRADING LIMITED		BTR GLOBAL OPPORTUNITY TRADING LIMITED

By: Name:	/s/ Gary Ostoich Gary Ostoich	By: Name:	/s/ Gary Ostoich Gary Ostoich
Title:	Director	Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

PERRY PARTNERS L.P.		PERRY PARTNERS INTERNATIONAL, INC.

By: Name:	/s/ Michael C. Neus Michael C. Neus	By: Name:	/s/ Michael C. Neus Michael C. Neus
Title:	General Counsel	Title:	General Counsel
By:	Perry Corp	By:	Perry Corp.
	Managing Partner for Perry Partners, L.P.		Investment Advisor for Perry Partners Int’l, Inc.

AUDA CLASSIC P.L.C.

By: Name:	/s/ B. Scott Reid B. Scott Reid
Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

NATURAL RESOURCES PORTFOLIO OF THE PRUDENTIAL SERIES FUND, INC.		JENNISON UTILITY FUND OF THE PRUDENTIAL SECTOR FUNDS INC.

By:	Jennison Associates LLC, as sub- advisor to Natural Resources Portfolio of The Prudential Series Fund, Inc.	By:	Jennison Associates LLC, as sub- advisor to Jennison Utility Fund of the Prudential Sector Funds Inc.

Per: Name:	/s/ David A. Kiefer David A. Kiefer	Per: Name:	/s/ Ubong Edemeka Ubong Edemeka
Title:	Executive Vice President	Title:	Vice President

JENNISON VALUE FUND		VALUE PORTFOLIO OF THE PRUDENTIAL SERIES FUND, INC.

By:	Jennison Associates LLC, as sub- advisor to Jennison Value Fund	By:	Jennison Associates LLC, as sub- advisor to Value Portfolio of the Prudential Series Funds Inc.

Per: Name:	/s/ David A. Kiefer David A. Kiefer	Per: Name:	/s/ David A. Kiefer David A. Kiefer
Title:	Executive Vice President	Title:	Executive Vice President

JENNISON NATURAL RESOURCES FUND, INC.		SAMSUNG LIFE INVESTMENT (AMERICA), LTD.

By:	Jennison Associates LLC, as sub- advisor to Jennison Natural Resources Fund, Inc.	By:	Jennison Associates LLC, as sub- advisor to Samsung Life Investment (America), Ltd.

Per: Name:	/s/ David A. Kiefer David A. Kiefer	Per: Name:	/s/ David A. Kiefer David A. Kiefer
Title:	Executive Vice President	Title:	Executive Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

ALEXANDRA GLOBAL MASTER FUND, LTD.

By:	Alexandra Investment
Management, LLC (as investment advisor)

By: Name:	/s/ Gena Lovett Gena Lovett
Title:	Chief Operating Officer
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

TRIDENT ENERGY OPPORTUNITY, L.P., by its general partner, TRIDENT ENERGY OPPORTUNITY GP, INC.

By: Name:	/s/ Steven Buchanan Steven Buchanan
Title:	President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

PRUDENTIAL CAPITAL PARTNERS, L.P.		PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND, L.P.

By:	Prudential Capital Group, L.P. (as its General Partner)	By:	Prudential Investment Management, Inc. (as its General Partner)

By: Name:	/s/ Kelly A. Brendel Kelly A. Brendel	By: Name:	/s/ Kelly A. Brendel Kelly A. Brendel
Title:	Vice President	Title:	Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

EDGESTONE CAPITAL MEZZANINE FUND II, L.P.

By: Edgestone Capital Mezzanine II Partners, Inc., as general partner for and on behalf of Edgestone Capital Mezzanine Fund II, L.P.

By: Name:	/s/
Title:

By: Edgestone Capital Mezzanine Fund II Nominee, Inc., as nominee for and on behalf of Edgestone Capital Mezzanine Fund II, L.P. and its parallel investors

By: Name:	/s/
Title:
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

TCW ENERGY FUND X-NL, L.P., a California limited partnership		TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others
By:	TCW (ENERGY X) LLC, its General Partner

By:	TCW Asset Management Company, its Managing Member

By: Name:	/s/ Kurt Talbot Kurt Talbot	By: Name:	/s/ Patrick Hickey Patrick Hickey
Title:	Managing Director	Title:	Senior Vice President

By: Name:	/s/ Patrick Hickey Patrick Hickey	By: Name:	/s/ Kurt Talbot Kurt Talbot
Title:	Senior Vice President	Title:	Managing Director

TCW ENERGY FUND XD-NL, L.P., a California limited partnership		TCW ENERGY FUND XB-NL, L.P., a California limited partnership

By:	TCW (ENERGY X) LLC, its General Partner	By:	TCW (ENERGY X) LLC, its General Partner

By:	TCW Asset Management Company, its Managing Member	By:	TCW Asset Management Company, its Managing Member

By: Name:	/s/ Kurt Talbot Kurt Talbot	By: Name:	/s/ Patrick Hickey Patrick Hickey
Title:	Managing Director	Title:	Senior Vice President

By: Name:	/s/ Patrick Hickey Patrick Hickey	By: Name:	/s/ Kurt Talbot Kurt Talbot
Title:	Senior Vice President	Title:	Managing Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

TCW ENERGY FUND XC-NL, L.P.,		TCW ASSET MANAGEMENT
a California limited partnership		COMPANY, a California corporation, as Investment Manager under the Amended
By:	TCW (ENERGY X) LLC,	and Restated Investment Management and
	its General Partner	Custody Agreement dated as of December
11, 2003 among Barry L. Bradley, Jr.
Partition Trust and others
By:	TCW Asset Management Company, its Managing Member

		By:	/s/ Kurt Talbot

		Name:	Kurt Talbot
By:	/s/ Kurt Talbot	Title:	Managing Director

Name:	Kurt Talbot
Title:	Managing Director	By:	/s/ Patrick Hickey

		Name:	Patrick Hickey
By:	/s/ Patrick Hickey	Title:	Senior Vice President

Name:	Patrick Hickey
Title:	Senior Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

D.E. SHAW LAMINAR PORTFOLIOS, LLC

By:	/s/ Julius Gaudio

Name:	Julius Gaudio
Title:	Authorized Signatory
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

CHEYNE SPECIAL SITUATIONS
INVESTMENTS S.a.r.l

By:	/s/ D. Hendry

Name:	D. Hendry
Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

CLERY SARL

Per:	/s/
Name:	Luxembourg Corporation Company S.A.
Title:	Manager
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

BLACKSTONE MEZZANINE		BLACKSTONE MEZZANINE
HOLDINGS L.P.		PARTNERS L.P.

By:	Blackstone Mezzanine Associates,	By:	Blackstone Mezzanine Associates,
	L.P., its General Partner		L.P., its General Partner

By:	Blackstone Mezzanine Management	By:	Blackstone Mezzanine Management
	Associates L.L.C., its General Partner		Associates L.L.C., its General Partner

Per:	/s/	Per:	/s/

Name:		Name:
Title:	Authorized Signer	Title:	Authorized Signer
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

TD CAPITAL MEZZANINE PARTNERS		THE TORONTO-DOMINION BANK
(QLP) L.P., by its General Partner, TD
CAPITAL MEZZANINE PARTNERS
(QLP) GP LTD.		Per:	/s/ Ian Kidson

		Name:	Ian Kidson
		Title	Managing Director
Per:	/s/ Ian Kidson

Name:	Ian Kidson
Title:	Managing Director

TORONTO DOMINION		TD CAPITAL MEZZANINE PARTNERS
INVESTMENTS, INC.		(NON-QLP) L.P., by its General Partner,
TD CAPITAL MEZZANINE PARTNERS
GP LTD.
By:	/s/ Martha L. Gariepy

Name:	Martha L. Gariepy
Title:	President	By:	/s/ Ian Kidson

		Name:	Ian Kidson
		Title:	Managing Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

2079517 ONTARIO LIMITED

By:	/s/ Don Morrison

Name:	Don Morrison
Title:	Director

By:	/s/ Mary Chang

Name:	Mary Chang
Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

RFG PRIVATE EQUITY LIMITED		RFG PRIVATE EQUITY LIMITED
PARTNERSHIP NO. 1B, by its agent and		PARTNERSHIP NO. 1C, by its agent and
attorney, RFG G.P. No. 1 Limited		attorney, RFG G.P. No. 1 Limited

Per:	/s/ D.G. Brown	Per:	/s/ D.G. Brown

Name:	D.G. Brown	Name:	D.G. Brown
Title:	VP & Secretary	Title:	VP & Secretary

Per:	/s/ Robert Puchniak	Per:	/s/ Robert Puchniak

Name:	Robert Puchniak	Name:	Robert Puchniak
Title:	President	Title:	President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

/s/	/s/ Jon Baker

Witness as to the signature of Jon Baker	JON BAKER

Witness as to the signature of Rich Meli	RICH MELI

Witness as to the signature of Steven J. Buchanan	STEVEN J. BUCHANAN
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

Witness as to the signature of Jon Baker	JON BAKER

/s/	/s/ Rich Meli

Witness as to the signature of Rich Meli	RICH MELI

Witness as to the signature of Steven J. Buchanan	STEVEN J. BUCHANAN

[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

Witness as to the signature of Jon Baker	JON BAKER

Witness as to the signature of Jon Baker	RICH MELI

/s/	/s/ Steven Buchanan

Witness as to the signature of Steve Buchanan	STEVEN J. BUCHANAN
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

MAGNETAR CAPITAL MASTER FUND, LTD.

By:	Magnetar Financial LLC, its Investment Manager

By: Name:	/s/ Paul Smith Paul Smith
Title:	General Counsel
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

BLACKROCK, INC. on behalf of		BLACKROCK, INC. on behalf of
ALL-CAP ENERGY HEDGE FUND LLC		EDISON SOURCES LTD.

By:	/s/ Dan Rice	By:	/s/ Dan Rice

Name:	Dan Rice	Name:	Dan Rice
Title:	Managing Director	Title:	Managing Director

BLACKROCK, INC. on behalf of		BLACKROCK, INC. on behalf of
RAYTHEON MASTER PENSION		RAYTHEON COMBINED DB-DC
TRUST #2 ALL CAP ENERGY ACCOUNT		MASTER TRUST ALL CAP ENERGY

		By:	/s/ Dan Rice

By:	/s/ Dan Rice	Name:	Dan Rice

Name:	Dan Rice	Title:	Managing Director
Title:	Managing Director

BLACKROCK, INC. on behalf of		BLACKROCK, INC. on behalf of
RAYTHEON MASTER PENSION		RAYTHEON MASTER PENSION
TRUST ALL CAP ENERGY ACCOUNT		TRUST ENERGY HEDGE ACCOUNT

By:	/s/ Dan Rice	By:	/s/ Dan Rice

Name:	Dan Rice	Name:	Dan Rice
Title:	Managing Director	Title:	Managing Director

BLACKROCK, INC. on behalf of		BLACKROCK, INC. on behalf of
RAYTHEON COMBINED DB/DC		SSR ENERGY AND NATURAL
MASTER TRUST ENERGY HEDGE ACCOUNT		RESOURCES HEDGE FUND LLC

		By:	/s/ Dan Rice

By:	/s/ Dan Rice	Name:	Dan Rice

Name:	Dan Rice	Title:	Managing Director
Title:	Managing Director

BLACKROCK, INC. on behalf of		BLACKROCK, INC. on behalf of
UNIVERSITY OF TEXAS GENERAL		UNIVERSITY OF TEXAS PERMANENT
ENDOWMENT FUND ALL CAP		UNIVERSITY FUND ALL CAP
ENERGY PORTFOLIO		ENERGY PORTFOLIO

By:	/s/ Dan Rice	By:	/s/ Dan Rice

Name:	Dan Rice	Name:	Dan Rice
Title:	Managing Director	Title:	Managing Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

VIKING GLOBAL EQUITIES LP		VGE III PORTFOLIO LTD.

By:	/s/ Brian G. Smith	By:	/s/ Brian G. Smith

Name:	Brian G. Smith	Name:	Brian G. Smith
Title:	Chief Financial Officer	Title:	Chief Financial Officer
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

TREATY OAK MASTER FUND, LP		TREATY OAK IRONWOOD, LTD.

By:	/s/ Jenny McCann	By:	/s/ Jenny McCann

Name:	Jenny McCann	Name:	Jenny McCann
Title:	CFO	Title:	CFO

TREATY OAK ACORN FUND, LP

By:	/s/ Jenny McCann

Name:	Jenny McCann
Title:	CFO
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

STRATEGIC ENERGY FUND

By:	/s/ Glenn MacNeill

Name:	Glenn MacNeill
Title:	V.P. INVESTMENTS
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

HOPLITE PARTNERS, L.P.		HOPLITE OFFSHORE FUND, LTD.

By:	/s/ John T. Lykouretzos	By:	/s/ John T. Lykouretzos

Name:	John T. Lykouretzos	Name:	John T. Lykouretzos
Title:	Managing Member	Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

FRONTPOINT ENERGY HORIZONS FUND, L.P.

By:	/s/ Arthur J. Lev

Name:	By: FrontPoint Energy Horizons Fund GP LLC
Title:	General Partner
Arthur J. Lev
Authorized Signatory
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

DEEPHAVEN RELATIVE VALUE
EQUITY TRADING, LTD.

By:	/s/ Deb Roesler

Name:	Deb Roesler
Title:	CFO
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

CHILTON NEW ERA		CHILTON NEW ERA PARTNERS, L.P.
INTERNATIONAL, L.P.

By: Chilton Investment Company LLC, General Partner
By: Chilton Investment Company LLC, General Partner

		By:	/s/ Norman B. Champ III

By:	/s/ Norman B. Champ III	Name:	Norman B. Champ III

Name:	Norman B. Champ III	Title:	Executive Vice President
Title:	Executive Vice President

CHILTON SMALL CAP		CHILTON SMALL CAP PARTNERS L.P.
INTERNATIONAL, L.P.

By: Chilton Investment Company LLC, General Partner		By: Chilton Investment Company LLC, General Partner

By:	/s/ Norman B. Champ III	By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III	Name:	Norman B. Champ III
Title:	Executive Vice President	Title:	Executive Vice President

CHILTON GLOBAL NATURAL		CHILTON QP INVESTMENT
RESOURCES PARTNERS, L.P.		PARTNERS, L.P.

By: Chilton Investment Company LLC, General Partner		By: Chilton Investment Company LLC, General Partner

By:	/s/ Norman B. Champ III	By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III	Name:	Norman B. Champ III
Title:	Executive Vice President	Title:	Executive Vice President

CHILTON INTERNATIONAL, L.P.		CHILTON INVESTMENT PARTNERS, L.P.

By: Chilton Investment Company LLC, General Partner		By: Chilton Investment Company LLC, General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III	By:	/s/ Norman B. Champ III

Title:	Executive Vice President	Name:	Norman B. Champ III
		Title:	Executive Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

CHILTON OPPORTUNITY TRUST, L.P.		CHILTON GLOBAL PARTNERS, L.P.

By: Chilton Investment Company, LLC, General Partner		By: Chilton Investment Company, LLC, General Partner

By:	/s/ Norman B. Champ III	By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III	Name:	Norman B. Champ III
Title:	Executive Vice President	Title:	Executive Vice President

CHILTON OPPORTUNITY
INTERNATIONAL, L.P.

By: Chilton Investment Company, LLC, General Partner

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III
Title:	Executive Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

FIDUCIARY TRUST INTERNATIONAL
COMPANY, custodian for PAUL J. ISAAC

By:	/s/ Pamela Taitt

Name:	Pamela D. Taitt
Title:	Assistant Vice President
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

ARBITER PARTNERS LP, by its general
partner, BROKEN CLOCK
MANAGEMENT LLC

By:	/s/ Paul J. Isaac

Name:	Paul J. Isaac
Title:	Managing Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]

AMBER MASTER FUND (CAYMAN)
SPC, on behalf of SEGREGATED
PORTFOLIO X and SEGREGATED
PORTFOLIO Y

By:	/s/ Michel Brogard

Name:	Michel Brogard
Title:	Director
[This is a counterparty page to the Third Amended and Restated Registration Rights Agreement.]